Exhibit 4.1

SECOND LIEN NOTES

THE HOLDER OF THIS NOTE (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT, (C) AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT TO ENTER INTO THE INTERCREDITOR AND SUBORDINATION AGREEMENT AS COLLATERAL AGENT AND ON BEHALF OF SUCH HOLDER AND (D) HEREBY CONSENTS TO THE PAYMENT SUBORDINATION AND THE SUBORDINATION OF THE LIENS SECURING THE NOTE OBLIGATIONS ON THE TERMS SET FORTH IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS AND/OR PURCHASERS UNDER THE FIRST LIEN LOAN DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) AND THE OTHER SECOND LIEN NOTE DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AND SUBORDINATION AGREEMENT) TO EXTEND CREDIT TO THE COMPANY AND THE GUARANTORS AND SUCH LENDERS AND/OR PURCHASERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT AND THIS NOTE OR THE PURCHASE AGREEMENT REFERRED TO ABOVE, THE PROVISIONS OF THE INTERCREDITOR AND SUBORDINATION AGREEMENT SHALL CONTROL.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

ADDITIONALLY, THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MARCH 8, 2018, AMONG THE COMPANY AND CERTAIN OTHER SIGNATORIES THERETO, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF THE COMPANY AT 6100 CENTER DRIVE, SUITE 1050, LOS ANGELES, CA 90045.

$150,000,000	March 27, 2018

FOR VALUE RECEIVED, intending to be legally bound hereby, Global Eagle Entertainment Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Searchlight II TBO, L.P. (the “Purchaser”), to the account specified in writing by the Purchaser to the Company in accordance with the Purchase Agreement, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000), or such greater or lesser principal amount of this Note then outstanding, on June 30, 2023.

Interest on this Note shall be computed on the basis of a year of 360 days of twelve 30-day months and shall include the first day of an applicable interest period but excluding the last day of such interest period. Interest on the Notes will initially be pay-in-kind at a rate of 12% per annum (“PIK Interest”), which PIK Interest will be capitalized, compounded and added to the unpaid principal amount of the Note Obligations on the applicable Interest Payment Date whereupon from and after such date such additional amount shall be also accrue interest at the interest rate then applicable to the principal amount of the Notes. Interest on this Note shall automatically convert to cash pay at a rate of 10% per annum (the “Cash Interest Rate”) on the terms set forth in the Purchase Agreement. Except as otherwise provided in the Purchase Agreement, payments of principal of, interest on and premium, if any, with respect to this Note are to be made in lawful money of the United States of America, in immediately available funds, to such account as the holder of this Note shall have specified by written notice to the Company as provided in the Purchase Agreement.

As used in this Note, “Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of March 8, 2018, among the Company, the Collateral Agent and the purchasers identified on Schedule I thereto, as amended, restated, amended and restated, supplemented and/or modified from time to time. This Note is one of the Notes (herein called the “Notes”) issued pursuant to the Purchase Agreement. Capitalized terms that are used herein and not defined herein shall have the meaning given to such terms in the Purchase Agreement. To the extent any provision of this Note conflicts with the express provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern and be controlling.

This Note may be voluntarily prepaid in accordance with the provisions applicable to prepayments set forth in the Purchase Agreement.

The Note is a registered Note and, as provided in the Purchase Agreement, upon surrender of this Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing and accompanied by the address for notices of each transferee of the Note or part thereof), the Company shall execute and deliver, at the Company’ expense (except as provided in the Purchase Agreement), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Prior to due presentment for registration of transfer or exchange, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposed, and the Company will not be affected by any notice to the contrary.

This Note shall be construed and interpreted in accordance with the laws of the State of New York. If any of the terms of this Note, or any agreement or instrument securing payment hereof, shall be declared invalid by any court of competent jurisdiction, such invalidity shall not affect any of the other terms hereof or such other instrument.

This Note is one of the Notes referred to in the Purchase Agreement. The holder of this Note is entitled to all of the benefits under the Purchase Agreement and the other Note Documents including certain security provided thereunder. Upon the occurrence and continuance of an Event of Default, at the election of the Requisite Purchasers and upon written notice thereof to the Company by the Requisite Purchasers, all PIK Interest shall be converted to cash interest at the Cash Interest Rate and become immediately due and payable upon demand by the Requisite Purchasers or otherwise due and payable in cash on the Maturity Date.

The Company hereby waives presentment for payment, demand, and, except for notices specifically required by the Purchase Agreement or the other Note Documents, notice of nonpayment, notice of protest, and protest of this Note, and all other notices or demands in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first above written.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name:	Paul Rainey
Title:	Chief Financial Officer

[Signature Page to Note]

SCHEDULE OF CHANGES IN

PRINCIPAL AMOUNT OF NOTE

The initial outstanding principal amount of this Note is $150,000,000, as adjusted to give effect to any repayments of such principal amount and any PIK payments on the Note as set forth below.

Date	Outstanding principal amount	Amount of repayments of principal amount	Amount of PIK payment added to principal amount	Principal amount following repayments and PIK payments